Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 27, 2009 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter net income of $33.4 million, or $0.39 per diluted share.  This includes a charge of $543 thousand to general and administrative costs for severance charges and tax benefits of $2.2 million related to carry-back of capital losses in connection with the sale of our subsidiary Austin, Calvert & Flavin, Inc. (“ACF”) on July 15, 2009.  Net income during the second quarter was $23.4 million, or $0.27 per diluted share, including a charge of $548 thousand to general and administrative costs for severance and other costs related to the sale of ACF. Net income during the third quarter of 2008 was $33.4 million, or $0.39 per diluted share.

Excluding the charges related to the sale of ACF in the second and third quarters of 2009 and the tax benefits recognized during the third quarter of 2009, net income and earnings per diluted share would have been $31.8 million, or $0.37 per diluted share, and $23.7 million, or $0.28 per diluted share, for the third and second quarters of 2009, respectively.  Management believes adjusting results to exclude these items provides investors with a more comparable basis for evaluating results and financial performance to other periods.

Business Discussion

Management commentary

“Careful cost discipline, combined with strong net inflows and better market conditions, resulted in a second consecutive quarter of operating margin expansion,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Assets under management have recovered nicely, sitting 8% below their all time high of $70 billion reported at the end of June 2008.  We believe our fund complex has had the most rapid recovery among our peer group of publicly traded asset managers.”

Advisors channel

The stability of assets in the Advisors channel has been notable through this difficult period.  After peaking at 12.2% at the height of the financial crisis, our redemption rate returned to its historical level range of 7.6%.  Gross sales of $804 million in our Advisors channel were up 3% during the quarter and declined 8% compared to the same period last year.  Net flows of $138 million remain solidly in positive territory.  While gross sales are still behind the $1 billion quarterly run rate we targeted at the beginning of 2009, the steady redemption experience supports our belief that clients are satisfied with the service and performance they receive from Waddell & Reed and continue to focus on their long-term investment objectives.

Wholesale channel

We continue to focus on diversifying sales breadth in our Wholesale channel.  Gross sales of $4.1 billion were flat compared to the previous quarter and improved 9% compared to the third quarter of 2008.  Net flows of $2.6 billion place this channel solidly in the lead of its publicly traded asset manager peers in capturing assets.  While the Asset Strategy and Global Natural Resources funds remain sales leaders by capturing approximately three-quarters of total sales, meaningful daily flows continue in five additional funds.

Institutional channel

Gross sales of $277 million fell 47% compared to the second quarter and 51% compared to last year’s third quarter.  While the pipeline for new mandates remains healthy, investment decisions and mandate reallocations continue to lag.  Reallocation activity by clients of Pictet & Cie. continued, accounting for a sizable portion of this channel’s redemptions during the quarter.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and influenced by asset composition, sales, redemptions and financial market conditions.

Average assets under management increased 13% compared to the second quarter of 2009.  The effective fee rate remained relatively unchanged at 62.8 basis points compared to 62.5 basis points in the previous quarter; however, revenues benefited from one additional day this quarter.

Compared to the same quarter last year, average assets under management fell 10% and the effective fee rate was 64.2 basis points.  A shift in the mix of assets under management towards lower fee products during the quarter was responsible for the decline in effective fee rate.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

Revenues experienced a slight increase on a sequential quarter basis.  Higher levels of assets under management resulted in an increase to asset-based service fees and asset allocation product fees.  This increase was largely offset by lower commission fee revenues as sales volume fell in our front-load Class A mutual funds and variable annuity products.  Direct expenses moved in correlation with changes in asset and sales levels while cost containment and lower sales incentive compensation accruals more than offset the increase in technology and marketing costs.

Compared to last year’s third quarter, revenues declined on a combination of lower asset-based fees and lower front-load Class A mutual funds and variable annuity sales volume.  This decline was partly offset by an increase in asset allocation product fee revenues.  Direct expenses declined in correlation with lower asset and sales levels, partially offset by higher amortization of deferred acquisition costs.  Indirect expenses declined on a combination of lower compensation and related costs and lower legal, business travel and sales convention costs.

Wholesale channel

Sequentially, revenues increased on higher asset-based service and distribution fees.  Higher sales volume by Legend advisors also positively contributed to revenues.  Direct expenses rose on higher asset-based service and distribution fees and were partly offset by lower wholesaler commissions.  Indirect expenses were largely unchanged.

Compared to the same period last year, the decline in assets under management led to lower asset-based service and distribution fees and, to a lesser degree, lower asset-based fee revenues at Legend.  Lower redemption levels caused contingent deferred sales cost revenues to decline.  Direct expenses declined due to lower asset-based service and distribution costs.  Lower travel, marketing and promotion costs and, to a lesser degree, lower compensation and related costs at Legend were largely responsible for the decline in indirect costs.

Compensation and Related Expense Analysis

Sequentially, compensation and related costs increased due to higher incentive compensation accrual costs, which were partly offset by lower payroll taxes.  Compared to last year’s third quarter, cost savings from our voluntary separation program resulted in lower base salaries and related payroll taxes.

General and Administrative Expense Analysis

Sequentially, general and administrative costs rose due mostly to higher fund related costs.  Costs were largely unchanged compared to the same period in 2008.

Subadvisory Fees

Subadvisory fees, which are paid on average asset levels in subadvised funds, rose compared to the second quarter of 2009, but fell compared to the third quarter of 2008.  These variances are largely due to the fluctuation of assets in the Ivy Global Natural Resources fund and, to a lesser extent, cost savings realized when we brought certain subadvised funds in-house during the second and third quarters of 2009.  Subadvised average assets under management during the quarter were $5.8 billion.

Investment and Other Income

Investment and other income was largely unchanged compared to the second quarter.  During the third quarter of 2008, our mutual fund trading portfolios experienced a decline in value of $1.9 million compared to gains of $1.7 million in the current quarter.  Lower interest rates and cash balances during the quarter also contributed to the variance compared to the same period last year.

Tax Rate

Our effective tax rate during the third quarter of 2009 was 30.4%, significantly lower than our previous guidance, primarily a result of the carry back of capital losses generated in connection with the sale of ACF.  Benefits were also realized for capital gains recognized in income during 2009.  Also lowering the tax rate this quarter were state tax credits related to renovations of our corporate headquarters and other adjustments to our tax accruals.  Future tax rates should range between 36.4% and 38.0%, before the effect of potential capital gains, due to remaining capital loss carry forwards for tax purposes associated with the ACF sale.

Balance Sheet Information

As of September 30, 2009, cash and cash equivalents and investment securities were $279 million (excluding $81 million held for the benefit of customers segregated in compliance with federal and other regulations).  We have no short-term borrowings against our $125 million credit facility.

Stockholders’ equity was $346 million and there were 85.3 million shares outstanding.  During the quarter, we repurchased 666,433 shares on the open market or privately at an aggregate cost of $17.4 million.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$102,972	$112,583	$107,911	$76,397	$70,981	$82,566	$94,687
Underwriting and distribution fees	106,111	114,254	107,054	89,343	80,715	91,105	96,559
Shareholder service fees	24,986	25,946	26,259	25,304	24,976	25,957	26,730
Total operating revenues	234,069	252,783	241,224	191,044	176,672	199,628	217,976
Operating Expenses:
Underwriting and distribution	124,777	132,292	125,589	114,164	98,718	110,781	115,119
Compensation and related costs	34,346	32,870	30,701	21,140	25,699	27,399	29,275
General and administrative	13,833	14,731	14,912	32,894	13,413	14,503	15,106
Subadvisory fees	11,834	13,037	10,866	5,385	4,703	5,485	6,129
Depreciation	3,140	3,188	3,389	3,481	3,312	3,444	3,503
Goodwill impairment	0	0	0	7,222	0	0	0
Total operating expenses	187,930	196,118	185,457	184,286	145,845	161,612	169,132
Operating Income:	46,139	56,665	55,767	6,758	30,827	38,016	48,844
Investment and other income	2,186	1,817	(530)	(295)	(3,092)	2,161	2,316
Interest expense	(2,978)	(2,982)	(2,984)	(3,143)	(3,149)	(3,150)	(3,153)
Income before taxes	45,347	55,500	52,253	3,320	24,586	37,027	48,007
Provision for taxes	17,006	20,313	18,888	4,050	9,120	13,653	14,594
Net Income	$28,341	$35,187	$33,365	$(730)	$15,466	$23,374	$33,413
Net income per share*	0.33	0.40	0.39	(0.01)	0.18	0.27	0.39
Weighted average shares outstanding - basic				84,716
Weighted average shares outstanding - diluted	86,807	86,928	86,007		84,910	86,001	85,774
Operating margin	19.7%	22.4%	23.1%	3.5%	17.4%	19.0%	22.4%

*                 The Company adopted FSP EITF 03-6-1 effective January 1, 2009.  Accordingly, basic and diluted earnings per share for all periods presented have been adjusted.

Underwriting and Distribution

(Amounts in thousands)

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$61,677	$63,812	$57,968	$51,886	$47,413	$52,262	$53,125
Expenses
Direct	42,712	44,872	40,106	35,493	33,309	36,281	36,367
Indirect	22,616	23,588	23,428	22,752	21,719	20,938	21,336
Total expenses	$65,328	$68,460	$63,534	$58,245	$55,028	$57,219	$57,703
Margin	-5.9%	-7.3%	-9.6%	-12.3%	-16.1%	-9.5%	-8.6%
Wholesale Channel (Third-Party)
Revenues	$30,345	$35,905	$36,242	$26,156	$23,075	$27,222	$30,989
Expenses
Direct	39,595	43,307	41,520	38,133	28,012	35,915	39,327
Indirect	7,252	7,372	8,539	7,011	6,382	7,214	7,132
Total expenses	$46,847	$50,679	$50,059	$45,144	$34,394	$43,129	$46,459
Wholesale Channel (Legend)
Revenues	$14,089	$14,537	$12,844	$11,301	$10,227	$11,621	$12,445
Expenses
Direct	9,423	9,695	8,526	7,623	6,466	7,547	7,949
Indirect	3,179	3,458	3,470	3,152	2,830	2,886	3,008
Total expenses	$12,602	$13,153	$11,996	$10,775	$9,296	$10,433	$10,957
Consolidated Total
Revenues	$106,111	$114,254	$107,054	$89,343	$80,715	$91,105	$96,559
Expenses
Direct	91,730	97,874	90,152	81,249	67,787	79,743	83,643
Indirect	33,047	34,418	35,437	32,915	30,931	31,038	31,476
Total expenses	$124,777	$132,292	$125,589	$114,164	$98,718	$110,781	$115,119

Changes in Assets Under Management

(Amounts in millions)

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$34,562	$32,075	$32,687	$28,505	$23,472	$22,643	$25,205
Sales (net of commissions)	1,048	1,100	871	705	695	783	804
Redemptions	(917)	(914)	(904)	(1,036)	(823)	(724)	(719)
Net sales	131	186	(33)	(331)	(128)	59	85
Net exchanges	(67)	(36)	(27)	(20)	(27)	(26)	(25)
Reinvested dividends & capital gains	69	93	66	97	73	107	78
Net flows	133	243	6	(254)	(82)	140	138
Market action	(2,620)	369	(4,188)	(4,779)	(747)	2,422	3,008
Ending assets	$32,075	$32,687	$28,505	$23,472	$22,643	$25,205	$28,351

Wholesale Channel
Beginning assets	$21,537	$24,532	$28,948	$23,353	$17,489	$18,635	$23,213
Sales (net of commissions)	5,413	4,574	3,743	1,869	2,389	4,104	4,064
Redemptions	(1,171)	(1,243)	(2,714)	(3,413)	(1,467)	(1,249)	(1,524)
Net sales	4,242	3,331	1,029	(1,544)	922	2,855	2,540
Net exchanges	65	35	24	21	26	(1)	24
Reinvested dividends & capital gains	6	31	(9)	(299)	6	78	29
Net flows	4,313	3,397	1,044	(1,822)	954	2,932	2,593
Market action	(1,318)	1,019	(6,639)	(4,042)	192	1,646	3,169
Ending assets	$24,532	$28,948	$23,353	$17,489	$18,635	$23,213	$28,975

Institutional Channel
Beginning assets	$8,769	$8,285	$8,489	$7,926	$6,523	$6,298	$7,193
Disposition of assets	0	0	0	0	0	0	(488)
Sales (net of commissions)	696	664	560	439	395	526	277
Redemptions	(365)	(497)	(303)	(396)	(301)	(488)	(608)
Net sales	331	167	257	43	94	38	(331)
Net exchanges	0	0	0	0	0	26	0
Reinvested dividends & capital gains	27	29	26	37	24	28	30
Net flows	358	196	283	80	118	92	(301)
Market action	(842)	8	(846)	(1,483)	(343)	803	759
Ending assets	$8,285	$8,489	$7,926	$6,523	$6,298	$7,193	$7,163

Consolidated Total
Beginning assets	$64,868	$64,892	$70,124	$59,784	$47,484	$47,576	$55,611
Disposition of assets	0	0	0	0	0	0	(488)
Sales (net of commissions)	7,157	6,338	5,174	3,013	3,479	5,413	5,145
Redemptions	(2,453)	(2,654)	(3,921)	(4,845)	(2,591)	(2,461)	(2,851)
Net sales	4,704	3,684	1,253	(1,832)	888	2,952	2,294
Net exchanges	(2)	(1)	(3)	1	(1)	(1)	(1)
Reinvested dividends & capital gains	102	153	83	(165)	103	213	137
Net flows	4,804	3,836	1,333	(1,996)	990	3,164	2,430
Market action	(4,780)	1,396	(11,673)	(10,304)	(898)	4,871	6,936
Ending assets	$64,892	$70,124	$59,784	$47,484	$47,576	$55,611	$64,489

Supplemental Information

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	8.4%	7.7%	8.2%	12.2%	10.5%	8.2%	7.6%
Wholesale	20.6%	18.0%	39.3%	75.2%	33.3%	22.4%	22.5%
Institutional	17.5%	23.4%	14.3%	22.9%	19.6%	28.2%	34.4%
Total	14.0%	13.8%	21.9%	37.7%	20.6%	16.8%	17.4%

Sales per advisor (000s)
Total	351	357	272	199	169	249	233
2+ Years	548	538	412	309	312	346	341
0 to 2 Years	100	105	84	56	55	73	73

Gross production per advisor (000s)	17.2	17.4	15.0	14.6	13.9	15.1	14.2

Number of advisors	2,235	2,285	2,357	2,366	2,277	2,328	2,404

Number of shareholder accounts (000s)	3,432	3,638	3,736	3,662	3,666	3,683	3,805

Number of shareholders (000s)	757	850	878	863	869	850	875

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	37%	63%	64%
Top half	57%	84%	86%

Equity assets
Top quartile	55%	77%	79%
Top half	78%	86%	86%

Fixed income funds
Top quartile	20%	50%	36%
Top half	33%	57%	64%

Fixed income assets
Top quartile	23%	60%	42%
Top half	33%	66%	75%

All funds
Top quartile	33%	60%	57%
Top half	52%	78%	81%

All assets
Top quartile	51%	75%	74%
Top half	72%	84%	85%

MorningStar
% of funds with 4 or 5 stars
Equity funds	71%	68%	71%
All funds	58%	58%	58%

% of assets with 4 or 5 stars
Equity funds	89%	88%	89%
All funds	80%	79%	80%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, October 27, 2009 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for 7 days.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolio, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008, which include, without limitation:

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  A decrease in, or the elimination of, any future quarterly dividend paid to stockholders;

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The introduction of legislative, judicial or regulatory proposals that change the independent contractor classification of our financial advisors;

•                  Our inability to hire and retain senior executive management and other key personnel;

•                  The impairment of goodwill or other intangible assets on our balance sheet; and

•                  Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2008 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2009.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.